UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 26, 2010

IMS HEALTH INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-14049	06-1506026
(Commission File Number)	(IRS Employer Identification No.)

901 Main Avenue, Norwalk, Connecticut	06851
(Address of Principal Executive Offices)	(Zip Code)

(203) 845-5200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Introductory Note

On February 26, 2010, IMS Health Incorporated, a Delaware corporation (the “Company”), completed its merger (the “Merger”) with Healthcare Technology Acquisition, Inc. (“Merger Sub”), a Delaware corporation and indirect wholly-owned subsidiary of Healthcare Technology Holdings, Inc., a Delaware corporation (“Parent”), pursuant to the Agreement and Plan of Merger, dated November 5, 2009, by and among Parent, Merger Sub and the Company (the “Merger Agreement”). As a result of the Merger, the Company is now an indirect wholly-owned subsidiary of Parent. Parent is controlled by investment entities affiliated with TPG Capital, L.P. (“TPG”), CPP Investment Board Private Holdings Inc. (“CPPIB”), and Leonard Green & Partners, L.P. (“LGP” and, together with TPG and CPPIB, the “Sponsors”).

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 5.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the closing of the Merger, the Company notified the New York Stock Exchange (the “NYSE”) on February 26, 2010 that each share of common stock, par value $0.01 per share, of the Company (the “Common Stock”) was cancelled and automatically converted into the right to receive $22.00 per share in cash, without interest (other than shares held by the Company, Parent, Merger Sub or their subsidiaries), and requested that the NYSE file with the Securities and Exchange Commission an application on Form 25 to delist and deregister the Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended. Trading of the Common Stock on the NYSE was suspended as of the opening of trading on February 26, 2010.

Item 3.03 Material Modification to Rights of Security Holders.

Effective as of the closing of the Merger, each share of Common Stock (other than shares held by the Company, Parent, Merger Sub or their subsidiaries) was cancelled and automatically converted into the right to receive $22.00 in cash, without interest and less any applicable withholding taxes.

Item 5.01 Changes in Control of Registrant.

On February 26, 2010, the Sponsors consummated the acquisition of the Company through the Merger of Merger Sub with and into the Company. The Company is the surviving corporation in the Merger and is an indirect wholly-owned subsidiary of Parent.

The aggregate purchase price paid for all equity securities of the Company was approximately $4.2 billion. The purchase price was funded by (i) a senior secured term loan facility in an aggregate principal amount of $2 billion, a senior secured revolving credit facility with a maximum availability of $275 million and $1 billion of senior notes, (ii) equity financing from the Sponsors, members of the Company’s management and certain other indirect investors and (iii) cash of the Company.

A copy of the joint press release issued by the Company, TPG and CPPIB on February 26, 2010 announcing the consummation of the Merger is attached hereto as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 5.01.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger, all the directors of the Company prior to the Merger voluntarily resigned from the Company’s board of directors effective as of the effective time of the Merger on February 26, 2010.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the effective time of the Merger, on February 26, 2010, the certificate of incorporation of Merger Sub immediately prior to the Merger became the certificate of incorporation of the Company (except with respect to the name of the Company) and the Company amended its by-laws to be in the form of the by-laws of Merger Sub immediately prior to the Merger, each in accordance with the terms of the Merger Agreement.

Copies of the certificate of incorporation and amended and restated by-laws are attached hereto as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and are incorporated by reference into this Item 5.03.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits

3.1	Certificate of Incorporation of IMS Health Incorporated.

3.2	Amended and Restated By-laws of IMS Health Incorporated.

99.1	Press Release issued by the Company on February 26, 2010 announcing the consummation of the Merger.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

IMS HEALTH INCORPORATED

By:      /s/  Harvey A. Ashman

Name: Harvey A. Ashman

Title:   Senior Vice President, General

            Counsel and External Affairs

Date: March 2, 2010

EXHIBIT INDEX

Exhibit Number	Reference
3.1	Certificate of Incorporation of IMS Health Incorporated.

3.2	Amended and Restated By-laws of IMS Health Incorporated.

99.1	Press Release issued by the Company on February 26, 2010 announcing the consummation of the Merger.